Exhibit 10.2

SHAREHOLDERS AGREEMENT

SHAREHOLDERS AGREEMENT made as of the 18th day of September, 2002.

AMONG:

                                                                        876498 ALBERTA LTD.
                                                                        (hereinafter called “Arnold”)

OF THE FIRST PART

- and -

                                                                        SIEG BADKE
                                                                        (hereinafter called “Badke”)

OF THE SECOND PART

- and -

                                                                        MICHAEL FITZGERALD
                                                                        (hereinafter called “Fitzgerald “)

OF THE THIRD PART

- and -

                                                                        STELLAR MEDIA CORP.
                                                                        (hereinafter called “Hahn”)

OF THE FOURTH PART

-and -

                                                                        DORAL EZ INVESTMENTS INC
                                                                        (hereinafter called “Zecha”)

OF THE FIFTH PART

- and -

                                                                        PURE PLAY MEDIA HOLDINGS INC.
                                                                        (hereinafter called the “Corporation”)

OF THE SIXTH PART

WHEREAS the Parties believe it to be in the best interest of the Corporation and the shareholders thereof to enter into this Agreement with respect to, among other things, the manner in which the business and affairs of the Corporation shall be conducted, the manner in which the operations of the

Corporation shall be financed and the respective rights and obligations of the parties arising out of or in connection with the ownership of shares in the capital of the Corporation;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows.

ARTICLE 1- INTERPRETATION

1.1                    Defined Terms

As used in this Agreement and in the recitals above, unless something in the subject matter or context is inconsistent therewith, the following terms have the following meanings:

“Accountant” shall mean the accountant of the Corporation.

“Act” means the Corporations Code of the State of Nevada.

“Affiliate” has the meaning specified in the Act.

“Agreement” means this shareholders agreement and all schedules and instruments in amendment or confirmation of it; “hereof”, “hereto” and “hereunder” and similar expressions mean and refer to this Agreement and not to any particular Article, Section or other subdivision; “Article”, “Section” or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section or other subdivision of this Agreement.

“Annual Business Plan” has the meaning specified in Section 3.5.

“Articles” means the certificate and articles of incorporation of the Corporation as such Articles may from time to time be amended, replaced or superseded in accordance with the provisions of this Agreement.

“Associate” has the meaning specified in the Act.

“Board of Directors” means, at any time, the board of directors of the Corporation constituted in accordance with the provisions of this Agreement and “Director” means any member thereof who has been elected or appointed to the Board of Directors in accordance with the provisions of this Agreement.

“Business” means the business presently or heretofore carried on by the Corporation consisting of the production, distribution, sale and licensing of adult video content.

“Business Day” means a day other than a Saturday or Sunday or a statutory holiday in the State of California.

“By-laws” means the by-laws of the Corporation as enacted at the date hereof as such By-laws may from time to time be amended in accordance with the provisions of this Agreement.

“Capitalization Date” means the date on which all principal, interest and other moneys owing by the Corporation to Doral EZ Investments Inc. pursuant to the Loan Agreement have been paid in full.

“Corporation” means Pure Play Media, Inc. and includes any successor corporation resulting from any merger, amalgamation, reorganization, arrangement or other combination of Pure Play Media, Inc. and any other Person.

“Date of Closing” means the date upon which a Sale Transaction is scheduled to occur, determined in accordance with the provisions of Article 6, Article 7 or Article 8, as the case may be, or such other date as the Vendor and Purchaser under the Sale Transaction mutually agree.

“Debt” means, in relation to any Person:

             (a)       all indebtedness of such Person for borrowed money;

             (b)      all indebtedness of such Person for the deferred purchase price of property or services represented by a promissory note or other evidence of indebtedness;

             (c)       all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person;

             (d)      all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee;

             (e)       all reimbursement obligations, contingent or otherwise, in respect of letters of credit issued at the request of such Person; and

             (f)       all Debt Guaranteed by such Person.

“Debt Guaranteed” by any Person means all Debt of the kinds referred to in (a) through (e) of the definition of Debt which is directly or indirectly guaranteed by such Person, or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire, or in respect of which such Person has otherwise assured or agreed to indemnify a creditor against loss.

“Encumbrances” means mortgages, pledges, security interests and any other encumbrances of any kind,

“Extraordinary Resolution” means:

             (a)       in the case of an action that by Law or the terms of this Agreement requires the approval of the Directors only, an action to which:

(i)         at a properly constituted meeting of the Board of Directors at least two-thirds of the Directors then in office have given their approval by resolution; or

(ii)        all of the Directors have consented by an instrument or instruments in writing; and

             (b)      in the case of an action that by Law or the terms of this Agreement requires the approval of the Shareholders, an action to which:

(i)         at a properly constituted meeting of Shareholders the holders of Shares entitled to at least 60 % of the votes of all Shares have voted in favour of the action; or

(ii)        all of the Shareholders have consented by an instrument or instruments in writing.

“Fair Market Value” means the fair market value of the Shares determined in accordance with the provisions of Article 10

“Fiscal Year” means the twelve calendar month fiscal period of the Corporation commencing on the 1st day of January of each year and ending on the last day of December of the next succeeding year.

“GAAP” means, at anytime, accounting principles generally accepted in the United States of America at such time.

“Immediate Family” means, with respect to a natural Person, the spouse, parents, children, grandchildren and siblings of such Person.

“Inactive Shareholder” means a Shareholder who is deemed to be an Inactive Shareholder pursuant to Section 8.1(a)

“Income Tax Act” means the Internal Revenue Code of the United States of America.

“Laws” means all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines, or any provisions of such laws, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used; and “Law” means any one of the foregoing.

“Loan Agreement” means the agreement of even date herewith between the Corporation as borrower and Doral EZ Investments Inc. as lender respecting a loan in the principal amount of $1,000,000.

“Ninn Worx Purchase Agreement” means the agreement of even date herewith between the Corporation as purchaser and Hope Ranch FX, Inc. (“Hope Ranch”) as vendor respecting the purchase and sale of certain equipment, prepaid expenses, customer contracts and goodwill of the business previously carried on by Hope Ranch with the business or style name of “Ninn Worx”.

“Option Agreements” shall mean the agreement of even date herewith between Arnold as option holder and Zecha as optionee and the agreement of even date herewith between Hahn as option holder and Zecha as optionee in each case to acquire up to 900 common shares in the capital of the Corporation subject to the conditions set out therein.

“Parties” means, collectively, the Corporation and the Shareholders and “Party” means any one of them.

“Permanent Incapacity” means, with respect to any person, the condition which will be deemed to exist where:

             (a)       such person has been declared bankrupt by a court of final and competent jurisdiction;

             (b)      such person has made an assignment for the benefit of creditors; or

             (c)       such person has been declared by a court of competent jurisdiction to be mentally incompetent and such declaration has not, at the relevant time, been revoked;

“Permitted Transferee” means, in relation to any Person, any one or more of:

             (a)       the Issue of the Person and any Spouse of the Person;

             (b)      a trust, the sole beneficiaries of which are the Person or the Issue of the Person or any Spouse of the Person, provided that the terms of any trust relating to Shares or securities of a Shareholder include a valid condition precedent that such Shares or securities shall vest in the beneficiary of such trust only if such beneficiary has complied with the provisions of Section 5.2; and

             (c)       a corporation, partnership, limited partnership, all of the voting securities or other ownership interests of which are owned by the Person or the Issue of the Person or any Spouse of the Person free and clear of all Encumbrances.

“Person” means an individual, partnership, corporation, trust, unincorporated association, joint venture, governmental entity or other entity.

“Place of Closing” means the principal offices of the Corporation or such other place as the Vendor and the Purchaser under a Sale Transaction mutually agree.

“Principal” means 876498 Alberta Ltd. with respect to Arnold, Stellar Media Corp. with respect to Hahn and Michael Fitzgerald with respect to Fitzgerald.

“Proportionate Interest” means at any time with respect to any Shareholder, the proportion that the number of Shares held by such Shareholder bears to the total number of Shares held by all Shareholders.

“Purchased Shares” in respect of a Sale Transaction, has the meaning specified in Article 6, Article 7 or Article 8, as the case may be.

“Purchaser” means any Party hereto who elects or is required to purchase Shares of another Party hereto pursuant to a Sale Transaction.

“Sale Transaction” means a purchase and sale of Shares between or among Parties hereto pursuant to the provisions of Article 6, Article 7 or Article 8, as the case may be.

“Shareholders” means, collectively, Arnold, Badke, Hahn, Fitzgerald and Zecha and any Permitted Transferee or other Person who acquires Shares in accordance with the provisions of this Agreement and “Shareholder” means any of the foregoing.

“Shares” means the shares in the capital of the Corporation, including any securities convertible into or exchangeable for such shares, any warrants or options to purchase such shares and any other equity or voting interests in the Corporation.

“Third Party Offer” means a bona fide offer in writing for the purchase of Shares from a person (the “Third Party”) with whom all of the Shareholders are reasonably considered to be acting at arms length and which person is demonstrably capable of completing the purchase of the Shares contemplated by this Agreement, and pursuant to which:

             (a)          no property other than the Shares is to be transferred;

             (b)         the sole consideration for the Shares is a stated dollar amount per Share payable in cash at closing;

             (c)          there are no terms or considerations which are so unique or unusual as to be impossible to satisfy on a commercially reasonable basis; and

             (d)         loans and guarantees are to be dealt with in a manner consistent with the treatment required in a purchase of Shares subject to this Agreement.

“Time of Closing” means 10:00 a.m. or such other time on the Date of Closing as the Vendor and the Purchaser under a Sale Transaction mutually agree.

“Transfer” means the sale, assignment, transfer, conveyance, gift, devise or other disposition of any Shares.

“Triggering Event” has the meaning specified in Section 8.1(a)

“Valuation Date” means in respect of a Triggering Event, the last day of the month immediately preceding such Triggering Event;

“Vendor” means any Party hereto who elects or is required to sell Shares to another Party hereto pursuant to a Sale Transaction.

1.2                    Gender and Number

Any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa.

1.3                    Headings

The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

1.4                    Currency

All references in this Agreement to monetary amounts, unless otherwise specifically indicated, are in lawful currency of the United States of America.

1.5                    Severability

Any Article, Section or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective only to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof Without limiting the generality of the foregoing, each obligation of the Corporation or any corporate shareholder under this Agreement is subject to the Act or such corporate Shareholder’s governing corporate statue, as the case may be.

1.6                    Entire Agreement

This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written of the Parties.

1.7                    Amendment

This Agreement may only be amended, modified or supplemented by a written agreement signed by all of the Parties.

1.8                   Waiver

No waiver of any of the provisions of this Agreement by any Party shall be deemed to constitute a waiver of such provision by any other Party or a waiver by such Party of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing duly executed by the Party to be bound thereby.

1.9                    Governing Law

             (a)       This Agreement shall be governed by and in accordance with the Laws of the State of California and the Laws of the United States of America applicable therein which apply to contracts made and to be performed entirely in the State of California.

             (b)      The Parties hereby irrevocably attorn and submit to the non-exclusive jurisdiction of the Courts in the State of California.

1.10                  Inclusion and Duplication

Where the word “including” or “includes” is used in this Agreement it means “including (or includes) and without limitation”. Where the phrase “the aggregate of’, “the total of’, “the sum of’ or a phrase of similar meaning is used in this Agreement, it means “the aggregate (or total or sum), without duplication of’.

1.11                  Determination of Materiality

In this Agreement, except where specifically stated otherwise, whether any act, occurrence, conduct, event or state of affairs is “material”, “adverse” or “materially adverse” or any grammatical variation of such words shall be determined by acting reasonably.

1.12                  Accounting Terms

All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

1.13                  Statutory References

Any references herein to any Law, or act of any governmental entity shall be construed as a reference thereto as enacted at the date hereof as such law, by-law, rule, regulation, order or act may be amended, re-enacted or superseded from time to time.

ARTICLE 2- ORGANIZATION OF THE CORPORATION

2.1                    Articles and By-Laws of the Corporation

Each Shareholder shall vote its Shares and take all other actions necessary to ensure that the Articles and By-Laws of the Corporation do not, from time to time, conflict with this Agreement.

2.2                   Business of the Corporation

The Corporation has been formed and will function for the sole purpose of the Business.

2.3                   Share Ownership

At the date hereof, each Shareholder holds Shares as follows:

Shareholder	Total Shares	Proportionate Interest
Arnold	1,600	16%
Badke	500	5%
Hahn	1,600	16%
Fitzpatrick	2,000	20%
Zecha	4,300	43%
Total	10,000	100%

2.4                   Share Certificates

All share certificates representing Shares issued by the Corporation shall have the following legend endorsed thereon:

 ‘The shares represented by this certificate are subject to an Agreement made between all the Shareholders of the Corporation and may not be dealt with, except in compliance with the terms and conditions of the said Agreement.”

2.5                   Shareholders Agreement

Each Shareholder and each Person who intends to become a Shareholder through a transfer of additional securities in accordance with this Agreement or otherwise shall be required to execute and deliver to the Corporation a counterpart copy of this Agreement or a written agreement in form and substance satisfactory to the parties under which it agrees to be bound by the terms and conditions hereof before becoming a Shareholder.

2.6               Actions in Accordance with Agreement

Each of the Shareholders agrees to exercise the votes attaching to its Shares at all times and to use its best efforts to cause its nominees to the Board of Directors to act at all times in order that the provisions of this Agreement shall govern the affairs of the Corporation to the maximum extent permitted by Law. In the event of any conflict between the provisions of this Agreement and the provisions of the Articles or By-Laws, each of the Shareholders agrees to take or cause to be taken such steps and proceedings as may be required under the Act or otherwise to amend such Articles or By-Laws to resolve such conflict so that the provisions of this Agreement shall at all times prevail to the maximum extent permitted by Law.

ARTICLE 3- MANAGEMENT OF THE CORPORATION

3.1                   Business Management and Corporate Action

             (a)        Subject to Section 3.1(b), the Directors shall manage the business and affairs of the Corporation in accordance with the Act. Unless otherwise expressly provided in this Agreement, all decisions of the Board of Directors and of the Shareholders shall be decided by a majority of votes cast or by such greater percentage of votes as may be required by the Act.

             (b)        The taking of any of the following decisions or actions or the implementation of any of the following matters by the Corporation shall, in addition to any other approval required by Law, require the prior approval of the Shareholders, by Extraordinary Resolution:

Corporate Changes

(i)         the amending of the Articles, except for a change of name or change of the registered office of the Corporation;

(ii)        the amending or revocation of the By-laws in whole or in part or enactment of any additional by-law;

Share Capital

(iii)       the allotment, reservation, setting aside or issue of any Shares or other securities of the Corporation or the granting of any rights, warrants or options to purchase, acquire or otherwise obtain any unissued Shares or other securities of the Corporation;

(iv)       the declaration or payment of any dividend or other distribution on or in respect of any Shares or other securities of the Corporation except as provided in Section 4.7;

(v)        the purchase, redemption or acquisition by the Corporation of any Shares or other securities of the Corporation other than the purchase for cancellation of Shares from a Shareholder in accordance with the provisions of this Agreement;

(vi)       any payment or distribution out of any stated capital account of the Corporation, except in respect of any reduction of any stated capital account of the Corporation;

Debt Financing

(vii) the incurring of:

(A)       any Debt by the Corporation in excess of $10,000 in any single transaction or $50,000 in any series of transactions within a 12 month period unless provided for in the Annual Business Plan;

(B)       any Debt Guaranteed by the Corporation; or

(C)       any obligation on behalf of any Person pursuant to any agreement, commitment or understanding, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of any indebtedness of such Person for borrowed money;

(viii) the repayment of any Debt owing by the Corporation to any of the Shareholders, save and except for the indebtedness and liability of the Corporation owing to Doral EZ Investments Inc. pursuant to the Loan Agreement or Fitzgerald pursuant to the Ninn Worx Purchase Agreement;

(ix) the granting of any Encumbrance over the assets of the Corporation;

Financial Matters

(x)        the approval of:

(A)       the Annual Business Plan or any modification thereto; and

(B)       the manner of obtaining any additional funds required for any purpose specified in an Annual Business Plan, as described in Article 4

(xi)       the approval of the Financial Statements;

(xii)       the conduct by the Corporation of any material business activity or operations other than:

(A)       the Business, any business contemplated under an Annual Business Plan; or

(B)       any activity which is reasonably ancillary to or complementary with the foregoing;

(xiii) the:

(A)       sale, lease or exchange of any assets out of the ordinary course of Business;

(B)       making of any investment, loan, or advance; or

(C)       purchase lease or acquisition of any property from any Person; in each case for aggregate proceeds in excess of $10,000 in any one transaction or series of related transactions or for aggregate proceeds in excess of $50,000 in any Fiscal Year, except as contemplated by an Annual Business Plan;

Fundamental Changes

(xiv)      the taking of any act, step or proceeding including any sale or disposition of any property or assets of the Corporation for the purpose of or leading to the liquidation, dissolution or winding up of the Corporation;

(xv)      the sale, lease, exchange or other disposition of all or substantially all of the assets; or

(xvi)      the acknowledging of the insolvency of the Corporation, the making of a voluntary assignment under applicable bankruptcy and insolvency legislation, or the consenting to the appointment of a receiver, receiver-manager, monitor or other Person acting in a similar capacity by any secured creditor of the Corporation.

             (c)        Prior to the Capitalization Date all of the decisions or actions set out in Section 3.1(b) or the implementation thereof shall require the approval of Zecha in addition to the approval by Extraordinary Resolution as set out in Section 3.1(b).

3.2                    Directors of the Corporation

             (a)        Prior to the Capitalization Date, the Board of Directors shall consist of seven Directors of whom Zecha shall have the right to nominate four Directors and Arnold, Hahn and Fitzgerald shall each have the right to nominate on*’ Director. After the Capitalization Date the Board of Directors shall consist of four Directors of whom Arnold, Hahn, Fitzgerald and Zecha shall each be entitled to nominate one Director. The initial Directors of the Corporation shall include Richard Arnold, Brent Hahn, Michael Fitzgerald and Erwin Zecha, Each Shareholder shall vote at all meetings of Shareholders, and shall use its best efforts to cause its nominee Directors on the Board of Directors to act in such manner as to ensure that each nominee of each Shareholder is elected or appointed and maintained in office as a Director in accordance with this Agreement.

             (b)        In the event that a nominee Director of any Shareholder resigns or is removed from the Board of Directors, such Shareholder who is not fully represented shall forthwith deliver or cause to be delivered to the Corporation a resignation and release of such nominee Director in the form of the resignation and release as reasonably required by counsel to the Corporation.

             (c)        If a vacancy on the Board of Directors arises for any reason whatsoever, such vacancy shall be filled by the election or appointment of a Director nominated by the Shareholder entitled to nominate a replacement in accordance with Section 3.2

             (d)        The quorum for a meeting of the Board of Directors shall be a majority of the Directors . At least five days prior written notice of any meeting of the Board of Directors must be given unless all of the Directors waive such notice.

             (e)        No amount shall be payable by way of salary, bonus or otherwise to any Director for acting as such. Each Director shall be entitled to be reimbursed for reasonable out-of-pocket traveling and subsistence expenses incurred while attending meetings of, or otherwise being engaged in the business of, the Board of Directors.

             (f)         If any Shareholder ceases to own any Shares, then the Shareholder or any related Principal of the Shareholder shall immediately cease to be a director, officer and employee of the Corporation unless otherwise approved by Extraordinary Resolution.

3.3                    Shareholders

The quorum for a meeting of Shareholders shall be two Shareholders present or represented by proxy and holding 50.1 % of the votes of the Shareholders entitled to vote at such meeting.

3.4                   Officers

Unless determined otherwise by Extraordinary Resolution, the officers of the Corporation shall be the following persons:

President	Sieg Badke
Vice-President	Brent Hahn
Treasurer	Brent Hahn
Secretary	Brent Hahn

3.5                    Annual Business Plan

             (a)        The Board of Directors shall cause a draft annual business plan to be prepared by management of the Corporation for each Fiscal Year for consideration by the Board of Directors no later than 60 days prior to the beginning of such Fiscal Year. Such draft annual business plan shall be prepared in accordance with GAAP and shall contain a detailed monthly financial budget. Such budget shall consist of a pro forma consolidated balance sheet, consolidated income statement and consolidated statement of changes in financial position of the Corporation for such Fiscal Year, shall be accompanied by a statement of all capital expenditures to be incurred during such Fiscal Year, and shall be supported by the explanations, notes and information upon which the projections underlying such annual business plan have been based.

             (b)        The draft annual business plan, as reviewed and approved by the Board of Director with such amendments and modifications as it determines in accordance with Section 3.1, shall become the Annual Business Plan for such Fiscal Year. In the event that the Board of Directors is unable to settle and approve an Annual Business Plan in whole or in part prior to the commencement of a Fiscal Year, the expenditure programme contained in the existing Annual Business Plan shall continue to apply to the extent of such disagreement until a complete Annual Business Plan is approved by Board of Directors.

3.6                    Books and Records

Proper books of account shall be kept by the Corporation and entries shall be made therein of all matters, terms, transactions and things as are usually written and entered into books of account in accordance with GAAP. Each Shareholder or its nominee or other authorized agent or representative shall have free access at all times to examine and copy such books and records. Each Party shall at all times furnish to the other Parties correct information, accounts and statements of and concerning all transactions pertaining to the Corporation without any concealment or suppression.

ARTICLE 4- FINANCIAL MATTERS

4.1                    Shareholder Loans

             (a)        The Corporation shall be funded in the first instance by loans made to the Corporation by Doral EZ Investments Inc. in the aggregate principal amount of $1,000,000 (the “Initial Loan”). The terms and conditions of the Initial Loan including representations and warranties, positive and negative covenants and advance conditions shall be set out in the Loan Agreement. The Initial Loan shall be secured by a first charge on the assets of the Corporation save and except for the security granted to Fitzgerald pursuant to the Ninn Worx Purchase Agreement.

             (b)        The parties acknowledge that the Corporation shall be indebted to Fitzgerald in the principal amount of $300,000 (the “Purchase Loan”) pursuant to the Ninn Worx Purchase Agreement, on the terms and conditions set out therein. The Purchase Loan shall be secured on the property and assets of Hope Ranch transferred to the Corporation as they exist on the date of transfer. The security granted to Fitzgerald shall rank in priority to the security granted to Doral EZ Investments Inc. in respect of such transferred property and assets.

4.2                    Institutional Financing

After utilizing the advances made pursuant to the Initial Loan and the Purchase Loan, if the Corporation requires additional funds for any purpose specified in an Annual Business Plan, the Corporation shall obtain such additional funds, to the extent possible by borrowing from an institutional lender upon the security of the assets of the Corporation.

4.3                    Guarantees

No Shareholder shall be required to guarantee any of the debts or obligations of the Corporation save and except for the Initial Loan. Richard Arnold and Brent Hahn shall each severally guarantee 1/3 of the principal amount of the Initial Loan. The Corporation shall guarantee Pure Play Media, Inc’s performance of the Fitzgerald Employment Agreement entered into contemporaneously herewith and incorporated by reference herein.

4.4                    Repayment of Shareholder Loans and Corporate Distributions, etc.

After making provisions for working capital and funding the ongoing debts and obligations of the Corporation, funds which are determined by the board to be available for a corporate distribution shall be distributed by the Corporation in the order of priority set out below. No amount shall be paid or distributed in respect of any category unless all amounts owing in respect of all prior categories have been satisfied and paid in full. The corporate distributions shall be made in the following order of priority:

             (a)        to repay the interest and principal amount outstanding pursuant to the Initial Loan in that order of priority;

             (b)        to repay the principal amount of the Purchase Loan; and

             (c)        any remaining amounts shall be used to pay dividends in accordance with Section 4.7 or otherwise as determined by Extraordinary Resolution.

4.5                    Banking

             (a)        Any cheques, promissory notes, drafts, acceptances or bills of exchange may be signed by:

(i)         Badke alone for amounts less than or equal to $10,000.00; or

(ii)        Not less than two of Badke, Arnold and Hahn together for amounts greater than $10,000.00,

             (b)        All bank accounts relating to the business of the Corporation shall be opened and maintained in the name of the Corporation or in such other name as the Board of Directors may from time to time unanimously agree upon.

             (c)        Unless otherwise provided herein, all monies received from time to time for the Corporation shall be deposited immediately into its bank to the credit of the Corporation’s account in the same drafts, cheques, bills, cash or other form in which it is received and all disbursements on account of the Corporation shall only be made by cheque drawn on such bank.

             (d)        The Corporation shall maintain insurance in such amounts, in respect of such risks and with insurers as determined by the Board including, without limitation, and at the option of the board, appropriate bonding in respect of its officers.

4.6                    Accountants

The Accountants of the Corporation shall be appointed by a majority of board, or such other firm of accountants as the Shareholders of the Corporation shall from time to time appoint in accordance with the terms hereof

4.7                    Dividend Policy

Subject to the provisions of Section 4.4, the Corporation shall declare and pay a dividend within 120 days of each fiscal year in an amount equal to not less than 25% of the after tax earnings of the Corporation for such year.

4.8                    Issuance of Additional Securities

If the issuance of additional Shares or other securities has been approved pursuant to Section 3. 1, then subject to compliance with the provisions of Section 4.9 and 4.10 and applicable Law, the Board of Directors may in its discretion issue such number of Shares or other securities of the Corporation authorized under the Articles or the Act (the “Offered Securities”) at such price (not less than the fair value thereof as determined by the Board of Directors) and upon such terms and conditions and to such Persons as it determines to be in the best interests of the Corporation.

4.9                    Pre-emptive Right Regarding Additional Securities

             (a)        Unless the Shareholders otherwise unanimously agree in writing, the Corporation shall deliver an offering notice to each Shareholder in writing (the “Offering Notice”) each time the Board of Directors decides to issue Offered Securities. The Offering Notice shall specify:

(i)         the total number or principal amount, as the case may be, of Offered Securities which are being offered;

(ii)        the rights, privileges, restrictions, terms and conditions of such Offered Securities; and

(iii)       the consideration for which each of such Offered Securities are being offered, which consideration shall be the same for all of such Offered Securities.

             (b)        Each Shareholder shall have the option, exercisable within 30 days after receipt of an Offering Notice (the “Option Period”) by written notice given to the Corporation (the “Subscription Notice”), to subscribe for its rateable portion of the Offered Securities based on its Proportionate Interest.

             (c)        If a Shareholder fails to deliver a Subscription Notice for the Offered Securities in accordance with this Section 4.9 within the Option Period, then any rights which such Shareholder may have had to subscribe for any of the Offered Securities shall be extinguished.

             (d)        Each Subscription Notice shall, subject to Section 4.10 constitute a binding agreement by the Shareholder to subscribe for and take up, and by the Corporation to issue and sell to such Shareholder, the number or principal amount of Offered Securities subscribed for therein upon the terms and conditions specified in the Offering Notice.

             (e)        Each Shareholder may at any time during the Option Period request the Corporation to identify the Shareholders who have elected to acquire Offered Securities and the number or principal amount of Offered Securities such Shareholders have elected to acquire, and the Corporation shall respond to such request prior to the expiry of the Option Period.

4.10                  Issue of Available Securities to Third Parties

If subscriptions for less than all of the Offered Securities are received pursuant to Section 4.9, then the Corporation shall be entitled to allot and issue the remaining securities (the “Available Securities”) within 90 days following the expiry of the Offer Period to any Person or Persons at the same or a higher price (in cash) and otherwise upon the same terms and conditions as were set forth in the Offering Notice relating to such Offered Securities and as required pursuant to this Agreement.

ARTICLE 5- SHARE OWNERSHIP AND RESTRICTIONS ON TRANSFER

5.1                    Restrictions on Transfer

             (a)        Except in accordance with this Agreement, no Shareholder shall, directly or indirectly, in any manner Transfer or create an Encumbrance on all or any portion of the Shares owned by it, without the express prior written consent of all Shareholders first being obtained.

             (b)        The Parties hereby acknowledge the terms of the Option Agreements and consent to the transfer of Shares from Zecha to Arnold and Hahn as provided therein and agree that any such transfer or transfers shall be made without the obligation to provide the other Shareholders a right of purchase as provided herein.

5.2                    Permitted Transferees

Subject to the provisions of this Section 5.2, each Shareholder shall be entitled, upon prior written notice to the Corporation and the other Shareholders, to transfer the whole or any part of its Shares to any Permitted Transferee of the Shareholder. No such transfer shall be or become effective until such Permitted Transferee executes and delivers to the Corporation a counterpart copy of this Agreement or a written agreement in form and substance satisfactory to the other Parties agreeing to be bound by the terms and conditions hereof formerly applicable to the transferor of such Shares. No such transfer shall release or discharge the transferor from any of its liabilities or obligations under this Agreement until it becomes effective and, then, only to the extent provided herein.

ARTICLE 6- THIRD PARTY OFFER; RIGHT OF FIRST REFUSAL

6.1                    Third Party Offer

             (a)        If a Third Party Offer is made and the holders of 70% of the Shares (the “Offerees”) agree by instrument or instruments in writing to accept such offer;

(i)         the Offerees shall promptly give written notice to the other Shareholders (the “Offerors”) stating their desire to sell the Shares owned by the Offerees in accordance with the Third Party Offer, a true copy of which shall accompany the notice;

(ii)        the Offerors may elect to either:

(A)       purchase all the Shares owned by the Offerees for cash at a price equal to the price per Share provided in the Third Party Offer and on terms no more favourable to the Offerors than those set out in the Third Party Offer; or

(B)       sell all of the Shares owned by the Offerors on the terms set out in the Third Party Offer;

Such election may be made by the Offerors by giving written notice to the Offerees and the Secretary of the Corporation on or before the 15th Business Day (the “Acceptance Date”) following receipt of the notice from the Offerees. if no such election is received by the Offerees and the Secretary of the Corporation from the Offerors, the Offerors shall be deemed to have elected to sell the Shares owned by the Offerors pursuant to the Third Party Offer;

(iii)       if the Offerors elect to purchase all the Shares owned by the Offerees, then such purchase shall be subject to the general sale provisions of Article 9 of this Agreement, and shall be closed on or before the 30th Business Day following the Acceptance Date; and

(iv)       if prior to the Acceptance Date, the Offerors elect or all [are] deemed to have elected not to purchase all the Shares owned by the Offerees the Offerees may arrange for the sale of all, but not less than all the Shares on terms set out in the Third Party Offer, provided that the sale is consummated on or before the 30th Business Day after the Acceptance Date.

             (b)        If the Offerors accept the offer of the Offerees within the time stipulated, they shall purchase on a pro rata basis (unless they otherwise agree and so stipulate in their notice of acceptance) all of the Shares owned by the Offerees upon the same terms and conditions as are contained in the Third Party Offer.

             (c)        If one or more of the Offerors is prepared to purchase its pro rata portion of the Shares (the “Accepting Party” or “Accepting Parties”, as the case may be), but the other Offerors are not so prepared, then the Accepting Party or Accepting Parties shall have the first right and option to purchase all of the Shares of the Offerees on a pro rata basis equal to the number of Shares held by the Accepting Parties, upon the same terms and conditions as are contained in the Third Party Offer.

6.2                    Right of First Refusal

If any Shareholder (the “Offeror”) receives a Third Party Offer to purchase all of the Shares owned by the Offeror (the “Purchased Shares”):

             (a)        The Offeror shall by notice in writing (the “Sale Notice”) make an offer to the other Shareholders (the “Offerees”) to sell the Purchased Shares to the Offerees at the same price and on the same terms and conditions of the Third Party Offer and the Offeror shall provide with the Sale Notice such information concerning the business experience, expertise and financial condition of the Third Party as is reasonably available to the Offeror.

             (b)        The Offerees shall have the right, exercisable by giving notice (the “Acceptance Notice”) to the Offeror within 15 Business Days after their receipt of the Sale Notice (the “Acceptance Period”) to purchase all of the Offered Shares in accordance with the terms hereof, If an Acceptance Notice is not given by the Offerees within the Acceptance Period then the Offeror may sell the Purchased Shares to the Third Party in accordance with the terms of the Third Party Offer. If no such sale is completed by the Offeror within 30 Business Days following the expiration of the Acceptance Period, the Offeror shall again offer such Shares to the Offerees in the manner provided herein before any Share may be transferred to any Third Party and such process shall be repeated so often as any Shareholder desires to transfer any Shares pursuant to this Section.

             (c)        The delivery by the Offeror of a Sale Notice shall be irrevocable and, upon delivery by the Offerees of an Acceptance Notice, the Offeror shall be bound to sell, and the Offerees shall be bound to purchase the Offered Shares in accordance with the terms hereof

             (d)        No disposition to any Third Party pursuant to this section shall be or become effective until such Third Party executes and delivers a counterpart copy of this Agreement or a written agreement in form and substance satisfactory to the other Parties agreeing to be bound by the terms and conditions hereof formerly applicable to the Shareholder.

ARTICLE 7- TRANSFERS TO OTHER SHAREHOLDERS; COMPULSORY BUY-SELL
PROVISIONS

7.1                    Offer to Purchase

If any Shareholder (the “Offering Shareholder”) desires to purchase the Shares owned by the remaining Shareholders (the “Remaining Shareholders”), the Offering Shareholder shall make an offer (the “Shotgun Offer”) in writing to the Remaining Shareholders to purchase all, but not less than all, of the Shares owned by the Remaining Shareholders. The Offering Shareholder shall specify in the Shotgun Offer the terms of the purchase and sale including the price (the “Designated Price”) to be paid for each Share owned by the Remaining Shareholders. The Designated price for all shares pursuant to said Shotgun Offer shall be not less than the Fair Market Value as provided in Article 10.

7.2                   Acceptance or Counteroffer by Remaining Shareholders

             (a)         Within 30 days after the receipt by the Remaining Shareholders of the Shotgun Offer from the Offering Shareholder pursuant to Section 7.1, each Remaining Shareholder shall advise the Offering Shareholder in writing either:

(i)         that the Remaining Shareholder accepts the Shotgun Offer made by the Offering Shareholder to purchase the Shares owned by the Remaining Shareholder on the terms and conditions set out in the Shotgun Offer; or

(ii)        that the Remaining Shareholder elects to purchase Shares owned by the Offering Shareholder on the terms and conditions set forth in the Shotgun Offer, mutatis mutandis, in which case the Remaining Shareholder shall specify whether the Remaining Shareholder:

(A)       elects to make such purchase on the condition that it is able to acquire all of such Shares;

(B)       elects to make such purchase on the condition that it is able to acquire only its rateable portion of such Shares; or

(C)       elects to make such purchase and is prepared to purchase all of such Shares or only its rateable portion thereof depending on the response of the other Shareholders.

             (b)        If the Remaining Shareholders elect to purchase the Shares of the Offering Shareholder and each is prepared to purchase only its rateable portion thereof, or if only one Remaining Shareholder has both elected to purchase such Shares and is prepared to purchase all such Shares, then:

(i)         it or they shall thereupon be conclusively deemed to have made an offer to purchase the Shares of the Offering Shareholder on the terms and conditions, including the Designated Price, set out in the Shotgun Offer mutatis mutandis, and the Offering Shareholder shall be conclusively deemed to have accepted such offer of the Remaining Shareholders; and

(ii)        where the Remaining Shareholders have made such election, each Remaining Shareholder shall purchase from the Offering Shareholder its rateable portion of such Offering Shareholder’s Shares based on the proportion that the number of Shares of the Remaining Shareholder is of the total number of Shares held by all the Remaining Shareholders (but such Remaining Shareholders may agree among themselves to purchase the Shares of the Offering Shareholder in different proportions and such purchase may be made by any of the Remaining Shareholders jointly or by any one of them alone.)

             (c)        If one or more of the Remaining Shareholders do not accept the Shotgun Offer to purchase all of the Shares of the Offering Shareholder, then:

(i)         all the Remaining Shareholders shall be conclusively deemed to have accepted the Shotgun Offer to purchase their Shares on the terms and conditions set out in the Shotgun offer; and

(ii)        the Offering Shareholder shall purchase from each Remaining Shareholder its Shares.

             (d)        The Shareholders who have accepted or been deemed to have accepted an offer under this Section 7.2 shall be the “Vendor” and the Shareholder who have elected or are required to purchase Shares under this Section 7.2 shall be the “Purchaser”.

7.3                    Terms of Shotgun Offer

The terms of the Shotgun Offer must provide that the sole consideration for the Shares is a stated dollar amount per Share payable in cash on closing and must not contain any terms or considerations which are so unique or unusual so as to be impossible to satisfy on a commercially reasonable basis. The purchase price for the Shares of the Vendor (the “Purchased Shares”) shall be an amount equal to the product obtained by multiplying the Designated Price by the number of Purchased Shares (the “Purchase Price”).

7.4                    Closing

The purchase and sale of the Purchased Shares resulting from the acceptance or deemed acceptance of the offer pursuant to Section 7.2 (a “Sale Transaction”) shall be completed at the Time of Closing and the Place of Closing on the date which is 30 days following the date of such acceptance or deemed acceptance (the “Date of Closing”). The Sale Transaction shall be effected in accordance with the general sale provisions set forth in Article 9.

ARTICLE 8- CESSATION OF INVOLVEMENT IN THE CORPORATION

8.1                    Inactive Shareholders

             (a)        A Shareholder shall be deemed to be an Inactive Shareholder immediately following the occurrence of any of the following events (each a “Triggering Event”):

(i)        if a Shareholder or related Principal of a Shareholder dies;

(ii)        if a Shareholder or related Principal of a Shareholder suffers Permanent Incapacity;

(iii)       if a Shareholder or related Principal of a Shareholder voluntarily retires as an employee of the Corporation or if the employment of the Shareholder or the related Principal is terminated by the Corporation for legal cause; or

(iv)       if the employment of the Shareholder or related Principal of a Shareholder is terminated other than as provided in Sections 8. 1(a)(i), 8. 1(a)(ii) and 8. l(a)(iii).

             (b)        Each Shareholder or the legal personal representatives of the Shareholder, (the “Representative”), as the case may be, shall give notice in writing to the Corporation promptly following the occurrence of a Triggering Event.

             (c)        From and after the date that a Shareholder becomes an Inactive Shareholder, the right of such Shareholder to nominate any Directors shall be suspended and any nominee Director of such Inactive Shareholder shall resign from the Board of Directors; and the votes of such Shareholder or its nominee Directors or both of them, as the case may be, shall be excluded for purposes of determining whether a decision, action or matter has been approved by Extraordinary Resolution.

             (d)        Any determination that the employment of a Shareholder or related Principal of a Shareholder has been terminated for legal cause shall require approval by Extraordinary Resolution, provided that in this instance the Shareholder that is affected by the determination shall not be entitled to vote and the Shares owned by such Shareholder shall be excluded when calculating the percentage of votes required to approve the determination.

             (e)        The Corporation shall have no liability to any Shareholder or any related Principal of a Shareholder arising from the termination of their employment with the Corporation either hereunder or under any employment agreement except for payment of any amount payable pursuant to this Section.

8.2                   Irrevocable Option to Purchase Shares of Inactive Shareholder

             (a)          Each Shareholder hereby grants to the other Shareholders an irrevocable option, which option shall not be revoked by the death of such Shareholder, (the “Purchase Option”), exercisable in the event that it becomes an Inactive Shareholder, to purchase all but not less than all of the Shares owned by the Shareholder (the “Purchased Shares”), provided that such Purchase Option shall not apply to any Shares of a deceased Shareholder following the death of its Principal that are bequeathed by such Shareholder upon its death to the 3urviving spouse of the Shareholder, or otherwise devolve absolutely upon, a surviving spouse of the Shareholder who has complied with the provisions of Section 5.2 , within 60 days following the death of the Shareholder or the related Principal of the Shareholder.

             (b)        The Corporation shall deliver a notice to each Shareholder other than the Inactive Shareholder (the “Remaining Shareholders”) promptly following the receipt of notice of, or otherwise becoming aware of a Triggering Event. The Purchase Option shall be exercisable by the Remaining Shareholders at any time within 60 days following receipt of notice of the Triggering Event upon notice in writing (the “Exercise Notice”) to the Inactive Shareholder or its Representative and the Corporation.

             (c)        If the Remaining Shareholders elect to exercise the Purchase Option, they shall be purchase the Purchased Shares pro rata in the ratio of their Proportionate Interests or in such other proportions as the Remaining Shareholders may mutually agree and such purchase may be made by one or more Remaining Shareholders jointly or by any one of them alone. The Remaining Shareholders shall also be entitled, at their sole option, exercisable by Extraordinary Resolution (excluding for purposes thereof the Shares owned by the Inactive Shareholder) within the Option Period, to require the Corporation to purchase the Purchased Shares for cancellation by designating the Corporation as the Party entitled to purchase the Purchased Shares. The Remaining Shareholders shall specify the manner in which such Purchased Shares are to be acquired in the Exercise Notice and the Party or Parties so specified shall be the Purchaser hereunder.

8.3                    Compulsory Purchase by Corporation

If a Shareholder becomes an Inactive Shareholder pursuant to Section 8. 1(a)(i) or 8. 1(a)(ii), and the Remaining Shareholders do not exercise the Purchase Option or require the Corporation to purchase the Purchased Shares pursuant to Section 8.2, the Inactive Shareholder or its Representative shall have the right, upon notice to the Corporation (the “Compulsory Purchase Notice”) within 30 days following the expiry of the Option Period (the “Compulsory Purchase Period”), to require the Corporation to purchase the Purchased Shares.

8.4                   Purchase Price for Shares

The purchase price (the “Purchase Price”) for the Purchased Shares of the Inactive Shareholder (the “Vendor”) shall be the product obtained by multiplying the number of Purchased Shares by the Fair Market Value of each Share determined in accordance with the provisions of Article 10. If the Triggering Event results from the events set out in any of Section 8.1 (a)(iii), the Purchase Price otherwise determined under this Section 8.4 shall be reduced by 30% unless the Triggering Event is the voluntary resignation of the Shareholder or related Principal of a Shareholder as an employee of the Corporation that occurs more than five years after the date of this Agreement in which case there shall be no reduction in the Purchase Price.

8.5                    Closing

             (a)        The closing of the transaction of purchase and sale contemplated by this Article (a “Sale Transaction”) shall take place at the Place of Closing at the Time of Closing on the date (in this Article, the “Date of Closing”) which shall, unless the Vendor and Purchaser otherwise agree, be the latest of:

(i)         the date of which is 90 days after the relevant Triggering Event;

(ii)        the date which is seven days following the receipt of all necessary governmental releases or approvals required to be obtained in order to effect a valid transfer of the Purchased Shares (and the Parties covenant and agree to use their best efforts to obtain such consents, releases or approvals);

(iii)       the date which is 30 days after the Purchase Price is finally determined in accordance with the provisions of Article 10; and

(iv)       if the Shareholder becomes an Inactive Shareholder because of the death of the Shareholder or its Principal and Corporation is the Purchaser, the date which is ten days following the date upon which the Corporation receives the proceeds of insurance, if any, payable on the life of the deceased Shareholder or Principal.

             (b)        The Sale Transaction shall be effected in accordance with the general sale provisions of Article 9.

8.6                    Suspension of Certain Provisions

Following a Triggering Event pursuant to Section 8.1(a), an Inactive Shareholder shall only be (9 entitled to transfer its Shares in accordance with this Article and the provisions of Article 6, and Article 7 shall be suspended and inoperative with respect to such Inactive Shareholder.

ARTICLE 9 – PROCEDURE FOR SALE OF SHARES

9.1                    Application of Sale Provisions

Except as may otherwise be expressly provide in this Agreement, the provision of this Article shall apply to any sale of shares of the Corporation between or among Shareholders or, to the extent applicable, between Shareholders and the Corporation pursuant to the provisions of this Agreement.

9.2                    Defined Terms

For the purpose of this Article, the terms “Vendor”, “Purchaser”, “Date of Closing”, “Time of Closing”, “Purchase Price” and “Purchased Shares” with respect to any Sale Transaction shall have the meanings attributed to them in Article 6, Article 7 and Article 8 as the case may be.

9.3                    Obligations of Vendor

At or prior to the time of Closing, the Vendor shall:

             (a)        assign and transfer to the Purchaser the Purchased Shares and deliver the share certificate(s) representing the Purchased Shares duly endorsed for transfer to the Purchaser or as directed by it;

             (b)        deliver to the Corporation signed resignations of the Vendor and its nominees, if any, as Directors, officers and employees of the Corporation, as the case may be;

             (c)        do all other things required in order to deliver good and marketable title to the Purchased Shares to the Purchaser free and clear of any Encumbrances whatsoever (including the delivery of any releases of any governmental entity and declarations of transmission);

             (d)        deliver to the Corporation a release by each of the Vendor and its nominees, if any, of all claims against the Corporation with respect to any matter or thing up to and including the Time of Closing in their capacities as a director, officer, shareholder, employee or creditor of the Corporation, as the case may be, (except for any claims which might arise out of the Sale Transaction)

             (e)        if applicable, either provide the Purchaser with evidence reasonably satisfactory to the Purchaser that the Vendor is not then a non-resident of Canada or provide the Purchaser with a certificate pursuant to Subsection 116(2) of the Canadian Income Tax Act with a certificate limit in the amount not less than the Purchased Price for the Purchased Shares; and

             (f)         deliver to the remaining Shareholders a release by the Vendor and its nominees in their capacity as a Director, officer and Shareholder of the Corporation of all of their claims against each remaining Shareholder and their respective nominees, if any, in their capacities as a shareholder, director or officer of the Corporation, (except for any Claims which might arise out of the Sale Transaction).

9.4                     Release of Guarantees etc.

If, at the Time of Closing, the Vendor, a Principal of the Vendor or any other Person for and behalf of the Vendor, shall have any guarantees, securities or covenants lodged with any Person to secure any indebtedness, liability or obligation of the Corporation or the remaining Shareholders, save and except for the Initial Loan, then the remaining Shareholders shall use their reasonable best efforts to deliver up or cause to be delivered up to the Vendor or cancel or cause to be cancelled all of such guarantees, securities and covenants at the Time of Closing. If, notwithstanding such reasonable best efforts, the delivery up or cancellation of any such guarantee, security or covenant is not obtained, save and except for the Initial Loan, the remaining Shareholders shall deliver to the Vendor, the Principal and such other Person an indemnity in writing, in form reasonably satisfactory to counsel for the Vendor, indemnifying them against any and all claims which may be or which shall have been paid, suffered or incurred by them with respect to the said guarantee, security or covenant.

9.5                    Deliveries to Vendor

At or prior to the Time of Closing each of remaining Shareholders shall:

             (a)        deliver to each of the Vendor and its nominees, if any, a release by it, in its capacity as a director, officer and shareholder of the Corporation, of all of its claims against the Vendor and its nominees in its capacity as a Shareholder, Director or officer of the Corporation, (except for any claims which may arise out of the Sale Transaction) ; and

             (b)        cause the Corporation to deliver to each of the Vendor and its nominees a release by the Corporation of all its claims against each of the Vendor and its nominees with respect to any matter or thing arising as a result of the Vendor or its nominees being a shareholder, Director or office of the Corporation, as the case may be, (except for any claims which might arise out of the Sale Transactions).

9.6                    Repayment of Debts

If, at the Time of Closing, the Corporation is indebted to the Vendor in an amount recorded on the books of the Corporation and verified by the Auditor, the Corporation shall repay such amount to the Vendor at the Time of Closing. If, at the Time of Closing, the Vendor is indebted to the Corporation in an amount recorded on the books of the Corporation and verified by the Accountants, the Vendor shall repay such amount to the Corporation at the Time of Closing and, if the Vendor fails to make such repayment, the Purchaser shall be entitled to pay the amount of such indebtedness to the Corporation from the Purchase Price and the amount of the Purchase Price payable to the Vendor shall be reduced accordingly.

9.7                    Payment of Purchase Price

The Purchase Price shall be paid by the Purchaser in full by cash or certified cheque at the Time of Closing.

9.8                    Non-compliance with Conditions

If at the Time of Closing:

             (a)        the Purchased Shares are not free and clear of all encumbrances; or

             (b)        if evidence or a certificate referred to in Section 9.3 is not forthcoming, the Purchaser may, without prejudice to any other rights which it may have, purchase the Purchased Shares subject to such Encumbrances or in the absence of such evidence or certificate, and, in that event, the Purchaser shall, at the Time of Closing,

             (c)        assume all obligations and liabilities with respect to such Encumbrances; or

             (d)        if applicable, make the payment of tax required under Section 116 of the Canadian Income Tax Act, as the case may be; and in each such case the Purchase Price payable by the Purchaser for the Purchased Shares shall be satisfied, in whole or in part, as the case may be, by such assumption or payment and the amount so assumed or paid shall be deducted from the cash portion of the Purchase Price payable at the Time of Closing.

9.9                    Non-Completion by Vendor

If, at the Time of Closing, the Vendor fails to complete the Sale Transaction, the Purchaser shall have the right if not in default under this Agreement, without prejudice to any other rights which it may have, upon payment of the Purchased Price payable to the Vendor at the Time of Closing to the credit of the Vendor in the main branch of the Corporation’s bankers, to execute and deliver, on behalf of and in the name of the Vendor, such deeds, transfers, share certificates, resignations or other documents that may be necessary to complete the Sale Transaction and each Shareholder, to the extent it may be a Vendor hereunder, hereby irrevocably appoints any Shareholder who becomes a Purchaser in a Sale Transaction its attorney in fact in accordance with laws of the state of Nevada, with no restriction or limitation in that regard and declaring that this power of attorney may be exercised during any subsequent legal incapacity on its part.

9.10                 Non-Completion by Purchaser

If, at the Time of Closing, the Purchaser fails to complete a Sale Transaction, the Vendor (the “New Purchaser”) shall have the right (without prejudice to any other rights which it may have), at its option, exercisable within a period of 30 days following the Date of Closing of such Sale Transaction upon notice to the Purchaser (the “New Vendor”), to purchase from the New Vendor all the Shares owned by the New Vendor for an amount per Share equal to 75% of the Purchase Price per Share payable pursuant to the Sale Transaction which the New Vendor has neglected or refused to perform, less all costs incurred by the New Purchaser in connection with the failure by the New Vendor to complete the Sale Transaction, and all references in the foregoing Sections of this Article to the “Vendor” and the “Purchaser” respectively shall be deemed to be references to the New Vendor and the New Purchaser respectively.

9.11                  Restriction on Business

If the provisions of any of Article 6, Article 7 or Article 8 hereof become applicable, then from such date until the Time of Closing (as defined in the particular Article) the Shareholders shall not do, nor cause, nor permit to be done anything except that which is in the ordinary course of business of the Corporation.

9.12                  No Joint Liability

For greater certainty, the Parties hereto acknowledge and agree that where a Sale Transaction involves more than one Purchaser, the Purchasers in such Sale Transaction are not jointly liable for the payment of the Purchase Price for the Purchased Shares and any indebtedness purchased hereunder, but are only liable for their proportionate share thereof

9.13                  Consents

The Parties acknowledge that the completion of any Sale Transaction shall be subject, in any event, to the receipt of all necessary governmental and regulatory consents and approvals to the transfer of Shares contemplated thereby.

ARTICLE 10- FAIR MARKET VALUE

10.1                  Purchase Price for Shares

The provisions of this Article shall apply with respect to any determination of Fair Market Value required to be made pursuant to this Agreement.

10.2                 Meaning of Fair Market Value

For purposes of this Agreement, “Fair Market Value” means the price per Share, determined by the Accountant or Valuator pursuant to this Article as of the relevant Valuation Date and expressed in terms of money or money’s worth, that would be received upon a sale of all of the issued and outstanding Shares in a single transaction. The determination of the Fair Market Value of the Shares shall be made as if the Corporation were a “going concern” without any discount for a minority interest or any premium for control and shall exclude any proceeds of insurance on the life of a Principal.

10.3                  Estimate of Fair Market Value

             (a)        Immediately following the receipt of an Offer to Purchase under Section 7. 1, or a Compulsory Purchase Notice under Section 8.3, as the case may be, the Corporation shall instruct the Accountant to prepare and deliver to the Vendor and Purchaser under the Sale Transaction, within a period to 30 days from the date of its appointment by the Corporation, a report setting forth the Accountant’s estimate as to the Fair Market Value of the Shares and the basis upon which such estimate has been calculated (the “Accountant’s Report”).

             (b)        If the estimate of the Fair Market Value of the Shares set forth in the Accountant’s Report is acceptable to the Vendor and the Purchaser and agreed to in writing within a period often days following the delivery of the Accountant’s Report to the Vendor and Purchaser, it shall become the Fair Market Value of the Shares for purposes of the Sale Transaction to which it relates.

             (c)        If the statement of the Fair Market Value set forth in the Accountant’s Report is unacceptable to the Vendor or Purchaser they shall negotiate expeditiously and in good faith during such ten day period to arrive at a mutually agreeable Fair Market Value. If such agreement is reached, the amount so determined and agreed shall become the Fair Market Value of the Shares for purposes of the Sale Transaction to which it relates.

             (d)        If the Vendor and Purchaser are unable to agree as to the Fair Market Vale of the Shares within such ten day period, the Vendor and Purchaser shall each immediately thereafter designate a Person who is at arm’s length to the Parties as their representative and the Persons so selected shall jointly appoint a third Person who is at arm’s length to the Parties and their selected representative. The Persons so chosen shall select an independent qualified business valuator by majority decision (a “Valuator”) for final determination as to the Fair Market Value of the Shares.

             (e)        The Valuator so selected shall determine the Fair Market Value of the Shares as quickly as practicable after the date of its selection having regard to the factors identified in Section 10.2. The Valuator may also have regard to any representations which either of the Vendor or the Purchaser wish to make. The Valuator shall deliver its report concerning the Fair Market Value of the Shares to the Vendor and Purchaser (the “Valuator Report”) and such report shall be conclusive and binding on the Vendor and Purchaser. The Fair Market Value so determined shall become the Fair Market Value of the Share for purposes of the Sale Transaction. In determining the Fair Market Value of the Shares the Valuator shall also be considered as an expert and shall not be construed as acting as and arbitrator.

             (f)         The costs and expenses of the Accountant incurred in connection with preparation of the Accountant’s Report shall be paid by the Corporation. If the Fair Market Value of the Shares as determined by the Valuator is within 5% plus or minus the Fair Market Value of the Shares as determined by the Accountants, then the costs and expenses of the Valuation incurred in connection with preparation of the Valuator’s Report shall he shared equally by the Vendor and Purchaser. If the Fair Market Value of the Shares as determined by the Valuator is not within 5% plus or minus of the Fair Market Value of the Shares as determined by the Accountants, then the cost and expenses of the Valuation incurred in connection with the preparation of the Valuator’s Report shall be bourne solely by the Party who was adversely affected by the determination. The Purchaser may, at its option, deduct the portion of such costs and expenses payable by the Vendor from the Purchase Price and pay such amounts directly to the Valuator.

ARTICLE 11- MISCELLANEOUS

11.1                  Term of Agreement

             (a)        This Agreement shall terminate:

(i)         with respect to a Party hereto as of the later of the date upon which that Party ceases to be a Shareholder; and

(ii)        with respect to all Parties on the date one Shareholder owns all of the Shares.

             (b)        The termination of this Agreement shall have no effect upon any obligation of any Party to make payment for any Shares purchased pursuant to the provisions hereof or of any other amounts owing by it hereunder prior to the date of such termination.

11.2                  Notices

Any notice, direction or other instrument required or permitted to be given hereunder shall be in writing (including telecopier, telex or any other means of communication by which words are capable of being visibly and instantaneously reproduced at a distant point of reception) and given by delivering or sending it by telecopy or other similar means of communication addressed:

             (a)        if to 876498 ALBERTA LTD. , at:

                                       2077 Laurelwood Dr.
                                       Oakville, Ontario Canada
                                       L6H4S8

                                       Attention:  Richard Arnold
                                       Telephone:        905 337 7943
                                       Facsimile:         905 337 7943

             (b) if to SIEG BADKE, at:

                                       19800 Nordhof Place
                                       Chatsworth, CA 91311

                                       Attention:          Sieg Badke
                                       Telephone:        818 717 5355
                                       Facsimile:         818 717 5360

             (c)        if to MICHAEL FITZGERALD, at:

                                       5038 Clavel Court
                                       Woodland Hills, CA 91364

                                       Attention:          Michael Fitzgerald
                                       Telephone:        818 340 7771
                                       Facsimile:         TBA

             (d) if to STELLAR MEDIA CORP. , at:

                                       11027 – 87th Ave.
                                       Edmonton, Alta.
                                       T6G2P9

                                       Attention:    Terry Hahn
                                       Telephone:  780 903 0948
                                       Facsimile:   780 433 4939

             (e) if to DORAL EZ INVESTMENT3 INC. , at:

                                       3482 9th Line
                                       Innisfil, Ontario Canada L9S 3Z9

                                       Attention:          ERWIN ZECHA
                                       Telephone:        705 431 7177
                                       Facsimile:         705 43 1 8284

             (f)             if to the Corporation, at:

                                       19800 Nordhoff Place
                                       Chatsworth, CA 91311

                                       Attention:          Richard Arnold, Brent Hahn
                                       Telephone:         818 717 5355
                                       Facsimile:          818 717 5360

Any such notice, direction or other instrument given as aforesaid shall be deemed to have been effectively given, if sent by telecopier or other similar form of telecommunications on the next Business Day following such transmission or, if delivered, to have been received on the date of such delivery. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

11.3                  Publicity

Save as required by law or by any stock exchange, none of the Parties shall issue any press release or make any other public statement or announcement relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the other Parties to the contents and the manner of presentation and publication thereof If disclosure is required by law or by any stock exchange, the disclosing Party shall consult in advance with the other Parties and attempt in good faith to reflect other Parties’ concerns in the required disclosure.

11.4                  Time of the Essence

Time shall be of the essence of this Agreement.

11.5                  Third Party Beneficiaries

Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person, other than the Parties hereto, and no Person, other than the Parties hereto, shall be entitled to rely on the provisions hereof in any action, suit, proceeding, hearing or other forum.

11.6                  Expenses

All costs and expenses (including the fees and disbursements of legal counsel, investment advisors and auditors) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses.

11.7                 Enurement

This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, successors and assigns and any Person becoming a Party to this Agreement.

11.8                  Execution in Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument,

11.9                  Execution by Facsimile

This Agreement may be executed by any Party by facsimile and if so executed shall be legal, valid and binding on any Party executing in such manner.

11.10                Assignment

Except as provided in this Section, none of the rights or obligations hereunder shall be assignable or transferable by any Party without the prior written consent of the other Parties. Any assignment or attempted assignment contrary to the provisions of this Section 11.10 shall be null and void.

11.11                Legal Proceedings

Any Party bringing suit based on this Agreement shall reasonably attempt to do so under seal, however the inability or unwillingness of any Court to seal the record shall not be interpreted as preventing any Party from disclosing those matters as it deems reasonably beneficial in litigating any matter related to this Agreement.

11.12                Non-Merger

Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties of the Parties contained in this Agreement shall not merge on and shall survive the Closing and shall continue in full force and effect.

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IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals as of the date first above written.

876498 ALBERTA LTD

                                                                                     By:      /s/ Richard Arnold
                                                                                                Richard Arnold, President

                                                                                                ______________________________
                                                                                                Witness

SIEG BADKE                                                            By:      /s/ Seig Badke
                                                                                                Sieg Badke

                                                                                                ______________________________
                                                                                                Witness

STELLAR MEDIA CORP.                                       By:      /s/ Brent Hahn
                                                                                                Brent Hahn, President

                                                                                                ______________________________
                                                                                                Witness

MICHAEL FITZGERALD                                        By:      /s/ Michael Fitzgerald
                                                                                                Michael Fitzgerald

                                                                                                ______________________________
                                                                                                Witness

DORAL EZ INVESTMENTS INC.                          By:      /s/ Erwin Zecha
                                                                                                Erwin Zecha, President

                                                                                                ______________________________
                                                                                                Witness

PURE PLAY MEDIA HOLDINGS, INC.                By:      /s/ Richard Arnold
                                                                                                Authorized Signing Officer

                                                                                                _______________________________
                                                                                                Witness